UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2018

Commission File Number	Exact name of registrant as specified in its charter; address of principal executive offices; registrant’s telephone number, including area code	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification No.
0-49807	Washington Gas Light Company 1000 Maine Ave., SW Washington, D.C. 20024 (703) 750-4440	District of Columbia and Virginia	53-0162882
Former name or former address, if changed since last report: n/a

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of Washington Gas Light Company (the “Company”) was held on August 30, 2018. Of the 46,760,136 shares of the Company outstanding and entitled to vote, 46,479,598 were represented at the Annual Meeting, constituting a 99% quorum.  The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Item No. 1:   All of the Board of Directors’ (the “Board”) nominees for director were elected to the Board to serve until the Company’s 2019 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Adrian P. Chapman	46,479,598	0	0
James W. Dyke, Jr.	46,479,598	0	0
Linda R. Gooden	46,479,598	0	0
Phillip R. Knoll	46,479,598	0	0
John E. Lowe	46,479,598	0	0
Dale S. Rosenthal	46,479,598	0	0
John F. Stark	46,479,598	0	0

Item No. 2: The shareholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
46,479,598	0	0	0

Item No. 3:   The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2018 was ratified by the shareholders, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
46,479,598	0	0	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Washington Gas Light Company
(Registrant)

August 31, 2018	By:	/s/ Vincent L. Ammann, Jr.
Vincent L. Ammann, Jr.
Executive Vice President and Chief Financial Officer